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                                                                    Exhibit 99.j

                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 16, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of SunAmerica Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Additional Information - Independent Accountants and Legal Counsel" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 26, 1999